Exhibit 10.8
EMPLOYMENT AGREEMENT





THIS AGREEMENT is made effective as of May 01, 2004 (the "Effective Date").


BETWEEN:

          Bay Resources Ltd, a company incorporated under the laws of Delaware, having its principal office at 580 St. Kilda Rd. Level 8, Melbourne, Victoria 3004 Australia (the "Company")


AND:

          Pinchas T. Althaus, having a residence at 675 Empire Blvd. 3L Brooklyn, NY 11213 U.S.A. (the "Executive")


WHEREAS:
The Company wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out. NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the Company and Executive undertake and agree as follows:

Term
1. The Company shall employ the Executive for a period commencing as of the Effective Date and continuing until and including December 31, 2006.

Title
2.   The Executive will have the title of Chief Operating Officer.

Duties

3. The Executive shall serve the Company and any subsidiaries of the Company in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Company as may be determined from time to time by the board of directors of the Company consistent with his position as Chief Operating Officer. The Executive shall:

     (a) devote his endeavours and best efforts during normal business hours to the business and affairs of the Company;

     (b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Company;

     (c) use his best efforts to promote the interests and goodwill of the Company;

     (d) comply with all laws applicable to the Company in carrying out the Company's business;

     (e) ensure that the policies and procedures of the Company as advised or communicated are followed and complied with; (f) faithfully serve the Company; and (g) comply with and observe all lawful requests, directions and restrictions made or imposed by a Director.

4. From time to time the Company will review and update the duties so that it accurately outlines the current scope of the position. This procedure is jointly conducted by the Company in consultation with the Executive. It is the Company's aim to reach agreement to reasonable changes. If an agreement is not possible the Company reserves the right to insist on changes to the Executive's duties after consultation with the Executive.

5.   The Executive  shall be permitted to perform  outside  business  endeavours
     provided  that  such  activities  do  not  materially   conflict  with  the
     Executive's duties hereunder.

Hours of Work

6. The Executive shall work such hours appropriate to a position of this seniority

Reporting Procedures

7. The Executive shall report to the person holding the office of Chief Executive Officer. The Executive shall give a written report on the operations and business affairs of the Company on a monthly basis to the Secretary by the third business day and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this Agreement.

Remuneration

8. The annual base salary payable to the Executive for his services hereunder shall be US$110,000, exclusive of bonuses, benefits and other compensation. This salary is an all inclusive salary and is provided in lieu of all payments and obligations specified in any applicable awards including the weekly wage rate of ordinary hours; industry, district and roster allowances; leisure days; public holidays; overtime; shift and weekend penalties; leave loading payments and any other payments.

9. The Company shall provide the Executive with a statement of earnings and deductions in respect of each salary instalment paid.The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this Agreement, exclusive of bonuses, benefits and other compensation, shall increase by a percentage of the annual base salary for the immediately preceding year at a rate determined by the Remuneration Committee of the Company. The annual base salary payable to the Executive, shall be payable in monthly instalments in arrears on the 1st day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by applicable law. Payment of the salary will be by electronic funds transfer to a bank account in the USA nominated by the Executive.

10. The Company shall provide the Executive with Executive benefits comparable to those provided by the Company to other senior executives of the Company generally and shall permit the Executive to participate in any bonus plan, share purchase plan, retirement plan or similar plan offered by the Company to its senior executives generally in the manner and to the extent authorized by the Remuneration Committee of the Company. In addition the Executive will be able to participate in such extended health, medical, disability and insurance or other benefit plans established by the Company and made available to other executives of the Company.

Stock Options

11. The Company shall grant the Executive options to purchase 750,000 shares of common stock of the Company (the "Options") at a per share exercise price of US$1.00, with the Options vesting over the period of the contract as follows: 250,000 of the Options will vest as of the Effective Date, a further 250,000 will vest at the mid-term date of the contact, and the remaining 250,000 will vest on December 31st 2006. The Options will be issued subject to applicable securities laws, the availability of Options within the Company's stock option plan (the "Plan") and may be subject to hold periods. In addition, the Options shall be subject to the provisions of the Plan and the Company's standard form of stock option agreement (as executed, the "Stock Option Agreement").

12. In the case of a Change of Control (defined below), all Options then outstanding will immediately vest for the purpose of such transaction. Furthermore, in the event of a Qualifying Transaction (defined below), the acquirer, whether a so-called "Capital Pool Company" ("CPC") or otherwise, shall issue to the Executive the same number of options to purchase common shares of such acquirer (or if no such shares exist a class of securities having rights similar to those generally held by holders of common stock) under the same terms and conditions as the Options at the per share market price of such acquirer on the date that such transaction is consummated. Furthermore, in the event of a Reverse Takeover (as such term is defined under Policy 5.2 Changes of Business and Reverse Takeovers of the TSX Venture Exchange) where all or substantially all of the assets of the Company are transferred to a third party, the Executive shall receive the same number of options to purchase common shares of such third party (or if no such shares exist a class of securities having rights similar to those generally held by holders of common stock) under the same terms and conditions as the Options at the per share market price of such third party on the date that such transaction is consummated

13. The term "Change of Control" shall mean any one of the following transactions: (i) the acquisition in a transaction or a series of transactions (including a merger) by any person or organization, other than the Company or any of its subsidiaries or any Executive benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership of fifty percent (50%) or more (on a fully diluted basis) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or persons holding similar positions with the Company (including, without limitation, a Qualifying Transaction (as defined below); (ii) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (or similar body elected to manage the affairs of the Company) cease for any reason to constitute at least a majority of the Board of Directors (or similar body) as constituted from time to time; or (iii) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions, including, without limitation, a Qualifying Transaction. The term "Qualifying Transaction" shall mean a transaction involving the acquisition of stock or assets by a CPC where following such a transaction the CPC gains full listing privileges on the Toronto Stock Exchange.

Holidays

14. The Executive shall be entitled to three weeks' paid holidays per fiscal year of the Company, excluding Company holidays and religious holidays, and at a time approved in advance by the Chief Executive Officer, which approval shall not be unreasonably withheld, delayed or conditioned but shall take into account the staffing requirements of the Company and the need for the timely performance of the Executive's responsibilities. In the event that the Executive decides not to take all the vacation to which he is entitled in any fiscal year, the Executive shall be entitled to take up to one week of such vacation in the next following fiscal year at a time approved in advance by the Chief Executive Officer.

Expenses

15. The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses reasonably incurred by the Executive in connection with carrying out his duties hereunder. For all such expenses the Executive shall supply the Company with copies and records of all invoices or statements in respect of which the Executive seeks reimbursement. The Company may at its sole discretion provide reasonable expense advances upon request and will promptly reimburse out-of-pocket expenses upon presentation of such vouchers and invoices. Any expenses to be incurred by the Executive in excess of US$1,000 shall require the prior written consent of the Company.

Policies, Procedures and Instructions

16. Policies, procedures and instructions exist for the effective and safe operation of the Company's business and the welfare and interests of Executives. The Executive is expected to comply with all policies, procedures and instructions that are applicable to their work area and responsibilities. When required during the term of this Agreement, the Company shall exercise its right to replace or modify existing rules, policies, procedures or instructions or introduce new ones with which the Executive will be required to comply. A transgression of a policy, procedure or instruction may render the Executive liable to disciplinary action or termination. Information about new policies or changes to existing policies will also normally be provided in circulars, e-mails, on notice boards and otherwise brought to the attention of Executives required to observe them.

Occupational Health and Safety

17. The Executive acknowledges that the Company has a legal obligation to provide a safe workplace for the Executive. The Executive has a responsibility to the Company, and to his or her fellow Executives and employees to assist the Company in providing a safe workplace by observing all relevant workplace Occupational Health and Safety, First Aid and workplace accident policies and procedures. A transgression of an Occupational Health and Safety, First Aid or Workplace Accident work rule, policy, procedure or instruction may render the Executive liable to disciplinary action or termination. Information about Occupational Health and Safety rules will normally be provided in circulars, on notice boards and otherwise brought to the attention of all Executives.

Trading in Shares

18.  Refer to Attachment 1 and 2.

Confidentiality

19. The Executive is required to covenant and warrant with and to the Company that during the term of his/her employment and at all times thereafter the Executive will not divulge either directly or indirectly, knowingly or inadvertently any knowledge or information concerning the business, affairs or property of the Company other than as required by law; to the Executive's legal or financial advisers for the purpose of obtaining professional advice; or to the extent necessary to perform the Executive's duties under this Agreement; and the Executive will keep secret and confidential the secrets of the Company and will treat all information acquired in the course of the Executive's engagement under this Agreement regarding the policies, processes, activities, financial affairs of the Company as secret and confidential.

20. All confidential records, documents and other papers, together with any copies or extracts thereof, made or acquired by the Executive in the course of employment shall be the property of the Company and must be returned to the Company on the termination of the Agreement.

21. This clause shall survive termination of this Agreement for a period of ten years.

Conflict of Interest

22. Executives are not to engage in private business activities which place them in a position of conflict of interest with the Company by gaining or standing to gain, personal profit or position by the use of information regarding the Company activities or further activities planned by the Company or by engaging in activities that adversely affect the Executive's on the job performance.

Inventions

23. Any discovery or invention or secret process made or discovered by the Executive during the currency of this Agreement in connection with or in any way affecting or relating to the business of the Company or any of its subsidiaries or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such one of its subsidiary companies whichever is the applicable company, as may be nominated by the Company for that purpose.

24. The Executive shall, if and when required to do so, (whether during or after the termination of this Agreement) at the Company's expense apply or join in applying for letters patent or other similar protection in any part of the world for any such discovery, invention, process or improvement as aforesaid and shall execute all instruments and do all things necessary to vest the said letters patent or other similar protection when obtained and all right to an interest in the same in the Company or its nominee absolutely and as sole beneficial owner or in such other person as the Company may require.

Communication system

25. It is agreed that compliance with reporting and/or communication structures established by the Company will form part of the terms and conditions of the Executive.

26.  It is  understood  that  it  is  the  Executive's  responsibility  to  show
     initiative  in  ensuring  that  he  or  she  is   facilitating  a  suitable
     information flow.

27. It is agreed that the Executive will actively participate in all and any communication/reporting programmes that the Company introduces during the term of this Agreement.

28. It is agreed that during the term of this Agreement the Executive will supply in full and in a timely manner to the Company all information that the Company may reasonably require for its personnel/human resources records.

Termination

For Cause

29. The Company may terminate the employment of the Executive without notice or any payment in lieu of notice for cause. The term "cause" shall mean

     (a) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Company, provided that the Executive shall have no less than thirty (30) days to cure such breach;

     (b) if the Executive is convicted of a criminal offence (other than a misdemeanour); or

     (c) if the Executive disobeys reasonable instructions given in the course of employment by the Chief Executive Officer or the board of directors of the Company that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience, provided that the Executive shall have no less than thirty (30) days to cure such breach.

For Disability/Death

     (d) This Agreement may be terminated by the Company upon thirty (30) days written notice to the Executive if the Executive becomes permanently disabled. The Executive shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for one hundred twenty (120) consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or has failed to perform his duties for a total of one hundred eighty (180) days, consecutive or not. The term "any year of the employment period" means any period of twelve (12) consecutive months during the employment period.

     (e) This Agreement shall terminate without notice upon the death of the Executive.

Severance Payments

30.  Upon termination of the Executive's employment at any time during the Term

     (a)  for cause; or

     (b) by the voluntary termination of employment by the Executive (other than for good reason);

the Executive shall not be entitled to any severance payment other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination.

Good Reason

31. The Executive may terminate his employment with the Company at any time during the Term without notice to the Company for good reason. The term "good reason" shall mean the occurrence of any one of the following: (i) a material reduction or diminution in the Executive's authority, duties or responsibilities (including, without limitation, with respect to office or title) hereunder; (ii) any reduction in the then applicable base salary or the Executive's eligibility to participate in any Executive benefits program, retirement plan or executive incentive bonus programs as contemplated by Section 11 hereof; (iii) unless agreed by you in advance, any relocation of your place of work to a location more than thirty (30) miles from New York, New York USA; or (iv) any other material failure on the part of the Company to comply with any other provision of this Agreement or any stock option agreement executed by the parties as contemplated herein.

32. If the Executive's employment is terminated during the Term for good reason or any other reason other than the reasons set forth in paragraph 29, the Executive shall be entitled to receive the lesser of:

     (f)  the total of:

          (i)  3 months' salary at the then applicable base salary rate; and

          (ii) the present value, as determined by the Chief Executive Officer, acting reasonably, of the benefits described in paragraph 8 and 10 that would be enjoyed by the Executive during the next 24 months assuming his employment was not terminated and assuming the then current level of benefits were continued for those 24 months.

     The payment described in this paragraph 32 is the only severance payment the Executive will receive in the event of the termination of this Agreement for reasons contemplated in paragraph 31.

33. If the Executive's employment is terminated as a result of the permanent disability or death of the Executive, the Executive or his estate, as applicable, shall be entitled to receive, within 30 days of the date of such termination, the balance of the base salary that would otherwise be paid to the Executive during the remainder of the term of this Agreement. The Executive agrees to reasonably comply, at the Company's sole expense, with all requirements necessary for the Company to obtain life insurance for the Term.

Governing Law

34. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Severability; Amendment; Integration

35. If any provision of this Agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this Agreement and such remaining provisions, or part thereof, shall remain enforceable and binding. This Agreement may not be changed or modified in whole or in part, except by an instrument executed by both parties hereunder. Other than the Plan and the Stock Option Agreement, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings with respect to the subject matter hereof, whether written or oral.

Currency

36. In this Agreement, all references to currency mean United States of America currency.

Notice

37. Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

     (g) if to the Company at: 580 St. Kilda Rd. Level 8, Melbourne, Victoria 3004 Australia Attention: Mr. Joseph I. Gutnick Facsimile: +61 (3) 8532-2805

     (h)  if to the Executive at: 725 Montgomery St. Brooklyn, N.Y. 11213 U.S.A.
          Attention: Pinchas T. Althaus Facsimile: +1 (718) 504-4870

Indemnification.

38. The Company shall indemnify and hold the Executive harmless, to the maximum extent permitted by law and the Company's By-Laws or similar organizational document(s), from and against any claim or liability asserted against the Executive based on, arising out of or otherwise relating to the performance by the Executive of any of his duties hereunder, except for claims or liability arising from the Executive's gross negligence, recklessness, wilful misconduct or breach of this Agreement. The Company shall include the Executive in its Directors and Officers insurance plan.



                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


Signed, Sealed and Delivered by                  )
Pinchas T Althaus in the presence of:            )


s/s Ann Marie Murison                            )
--------------------------------------------
Witness (Signature)                              )
Ann Marie Murison                                )s/s Pini Althaus
                                                 )*
--------------------------------------------
Name (please print)                              )
                                                 )
Level 8, 580 St Kilda Road Melbourne             )
Address                                          )
                                                 )
Australia                                        )
--------------------------------------------
City, Province                                   )
                                                 )
                                                 )
The Corporate Seal of Bay Resources Ltd was      )
affixed in the presence of:                      )
                                                 )
Per:   s/s JI Gutnick                            )
       -------------------------------------
       Authorized Signatory                      )
                                                 )
Per:   s/s PJ Lee                                )
       -------------------------------------
       Authorized Signatory                      )
                                                 )
                                                 )